Filed Pursuant to Rule 433
Registration No. 333-158385
March 4, 2010
FREE WRITING PROSPECTUS
(To Prospectus dated April 2, 2009 and
Prospectus Supplement dated April 9, 2009)

HSBC USA Inc.
Annual Income Opportunity Securities
with Sticky Cap

}	Linked to a basket of 10 common stocks

}	6—year maturity

}	100% principal protected at maturity, subject to issuer credit risk

}	Annual coupons contingent upon basket performance

The Annual Income Opportunity Securities with Sticky Cap (the “Securities”) offered hereunder are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction and include investment risks including possible loss of the Principal Amount invested due to the credit risk of HSBC USA Inc.

The Securities will not be listed on any U.S. securities exchange or automated quotation system.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or passed upon the accuracy or the adequacy of this document, the accompanying underlying supplement, prospectus or prospectus supplement. Any representation to the contrary is a criminal offense.

We have appointed HSBC Securities (USA) Inc., an affiliate of ours, as the agent for the sale of the Securities.  HSBC Securities (USA) Inc. will purchase the Securities from us for distribution to other registered broker dealers or will offer the Securities directly to investors.  HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement related to this free writing prospectus in market-making transactions in any Securities after their initial sale.  Unless we or our agent informs you otherwise in the confirmation of sale, the pricing supplement related to this free writing prospectus is being used in a market-making transaction.  See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-24 of this free writing prospectus.

Investment in the Securities involves certain risks. You should refer to “Risk Factors” beginning on page FWP-5 of this document, page S-3 of the accompanying prospectus supplement and page US1-1 of the accompanying underlying supplement no. 1.

	Price to Public	Fees and Commissions[1]	Proceeds to Issuer
Per Security/total	$1,000

1HSBC USA Inc. or one of our affiliates may pay varying discounts and commissions of between 3.00% and 3.50% per $1,000 Principal Amount of Securities in connection with the distribution of the Securities.  See “Supplemental Plan of Distribution (Conflicts of Interest)” page FWP-24 of this free writing prospectus.

HSBC USA Inc. Annual Income Opportunity Securities with Sticky Cap

Linked to a basket of ten common stocks

The offering of Securities will have the terms described in this free writing prospectus and the accompanying prospectus supplement and prospectus.  If the terms of the Securities offered hereby are inconsistent with those described in the accompanying prospectus supplement or prospectus, the terms described in this free writing prospectus shall control.

This free writing prospectus relates to an offering of Securities linked to the performance of the basket of ten common stocks (each a “Reference Stock”).  All references to “Reference Stock(s)” in this free writing prospectus shall refer to “Reference Asset(s)” in the prospectus supplement and the prospectus. The purchaser of a Security will acquire a senior unsecured debt security of HSBC USA Inc. with potential annual coupons linked to the Reference Stocks as described below.  The following key terms relate to the offerings of Securities:

Issuer:	HSBC USA Inc.
Issuer Rating:	AA- (S&P), A1 (Moody’s), AA (Fitch)†
Principal Amount:	$1,000 per Security
Reference Stocks:	The common stocks of the Reference Stock Issuers (each common stock, a “Reference Stock”).
Reference Stock Issuers	Ticker Symbol	Exchange	Initial Price[1]	Reference Stock Issuers	Ticker Symbol	Exchange	Initial Price[1]
Praxair Inc	PX	NYSE		Gilead Sciences Inc.	GILD	NASDAQ
Ford Motor Company	F	NYSE		Fedex Corporation	FDX	NYSE
The Coca-Cola Company	KO	NYSE		Oracle Corporation	ORCL	NASDAQ
Chevron Corporation	CVX	NYSE		AT&T Inc.	T	NYSE
The Chubb Corporation	CB	NYSE		Sempra Energy	SRE	NYSE
[1]For each Reference Stock, the Official Closing Price of such Reference Stock on the Pricing Date.
Payment at Maturity:	For each Security, the Principal Amount plus any Coupon due on the Maturity Date.
Sticky Cap:	The Sticky Cap will be determined on the Pricing Date, and will not be less than 7.00% or greater than 8.00%.
Coupon:	With respect to each Coupon Payment Date, for each $1,000 Principal Amount Security, the Coupon will equal: $1,000 × the Coupon Rate applicable to such Coupon Payment Date.
Coupon Rate:
For any Coupon Payment Date, the arithmetic average of the Stock Performance of all the Reference Stocks, calculated on the relevant Coupon Valuation Date.  If, for a Coupon Valuation Date, the arithmetic average of the Stock Performance of all the Reference Stocks is negative, the Coupon Rate for such Coupon Valuation Date will equal zero.  The Coupon Rate will not be less than zero or greater than the Sticky Cap.

Stock Performance:	Subject to the Sticky Cap feature, for each Reference Stock on each Coupon Valuation Date, equal to the lesser of: a) the Sticky Cap; and b) Final Price –Initial Price Initial Price
Sticky Cap feature:
If on any Coupon Valuation Date, the Stock Performance for any Reference Stock is determined to be equal to the Sticky Cap in accordance with the preceding formula, the Stock Performance for such Reference Stock will be equal to the Sticky Cap for each succeeding Coupon Valuation Date, regardless of the actual performance of such Reference Stock on such Coupon Valuation Date.

Coupon Valuation Dates and Coupon Payment Dates:	Coupon Valuation Date*	Coupon Payment Date**
	March , 2011	March , 2011
	March , 2012	March , 2012
	March , 2013	March , 2013
	March , 2014	March , 2014
	March , 2015	March , 2015
	March , 2016	March , 2016 (the expected Maturity Date)
* Subject to the adjustment as described under “Market Disruption Events” herein. **Expected. 3 business days after the relevant Coupon Valuation Date.

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Initial Price:	The Official Closing Price (as defined below) of the each Reference Stock as determined by the calculation agent on the Pricing Date.
Final Price:
With respect to each Reference Stock, the Official Closing Price of the respective Reference Stock on the relevant Coupon Valuation Date, adjusted as described under “Adjustments” below by the calculation agent.

Official Closing Price:
With respect to each Reference Stock, the Official Closing Price on any scheduled trading day during the term of the Securities will be the relevant official price of one share of such Reference Stock on the relevant exchange for such Reference Stock as of the close of the regular trading session of such exchange and as reported in the official price determination mechanism for such exchange.  If the Reference Stock is not listed or traded as described above for any reason other than a Market Disruption Event (as defined below), then the Official Closing Price for the Reference Stock on any scheduled trading day will be the average, as determined by the calculation agent, of the bid prices for one share of the Reference Stock obtained from as many dealers in the Reference Stock selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

Trade Date:	March 26, 2010
Pricing Date:	March 26, 2010
Original Issue Date:	March 31, 2010
Maturity Date:	March 31, 2016, which is 3 business days after the final Coupon Valuation Date. The Maturity Date is subject to adjustment as described under “Market Disruption Events” herein.
CUSIP:	4042K0R49
Form of Securities:	Book-Entry
Listing:	The Securities will not be listed on any U.S. securities exchange or quotation system.
Underwriting discounts and commissions per Security/total:

We or one of our affiliates may pay varying discounts and commissions of between 3.00% and 3.50% per $1,000 Principal Amount of Securities in connection with the distribution of the Securities.  See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-24 of this free writing prospectus.

Proceeds to HSBC USA Inc. per Security/total:	The proceeds to us will be determined on the Pricing Date and will depend on the underwriting discounts and commissions and the additional fees we will pay.
† A credit rating reflects the creditworthiness of HSBC USA Inc. and is not a recommendation to buy, sell or hold Securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization. The Securities themselves have not been independently rated. Each rating should be evaluated independently of any other rating.

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GENERAL

This free writing prospectus relates to one security offering linked to the Reference Stocks identified on FWP-2.  The purchaser of a Security will acquire a senior unsecured debt security of HSBC USA Inc. linked to ten Reference Stocks.  We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part.  Although the offering of Securities relates to the Reference Stocks identified on FWP-2, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the Reference Stocks or any component security included in the Reference Stocks or as to the suitability of an investment in the Securities.

You should read this document together with the prospectus dated April 2, 2009 and the prospectus supplement dated April 9, 2009.  If the terms of the Securities offered hereby are inconsistent with those described in the accompanying prospectus supplement or prospectus, the terms described in this free writing prospectus shall control.  You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page FWP-5 of this free writing prospectus and page S-3 of the prospectus supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Securities.  As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

HSBC has filed a registration statement (including a prospectus and a prospectus supplement) with the US Securities and Exchange Commission (“SEC”) for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus and prospectus supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering.  You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov.  Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus and prospectus supplement if you request them by calling toll-free 1-866-811-8049.

You may also obtain:

}	The prospectus supplement at:
http://www.sec.gov/Archives/edgar/data/83246/000114420409019785/v145824_424b2.htm
}	The prospectus at:
http://www.sec.gov/Archives/edgar/data/83246/000104746909003736/a2192100zs-3asr.htm

We are using this free writing prospectus to solicit from you an offer to purchase the Securities.  You may revoke your offer to purchase the Securities at any time prior to the time at which we accept your offer by notifying HSBC Securities (USA) Inc.  We reserve the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance.  In the event of any material changes to the terms of the Securities, we will notify you.

PAYMENT AT MATURITY

On the Maturity Date, for each Security you hold, we will pay you your Principal Amount plus the Coupon, if any, due on the Maturity Date.

COUPONS

On each Coupon Payment Date, we will pay you the relevant Coupon.  The Coupon is equal to the Principal Amount multiplied by the relevant Coupon Rate.  The Coupon Rate will be based on the performance of the Reference Stocks and will be subject to the Sticky Cap. For any Coupon Payment Date, the Coupon Rate will equal the arithmetic average of the Stock Performance of all the Reference Stocks, calculated on the relevant Coupon Valuation Date.  If, for a Coupon Valuation Date, the arithmetic average of the Stock Performance of all the Reference Stocks is negative, the Coupon Rate for such Coupon Valuation Date will equal zero.  The Coupon Rate will not be less than zero or greater than the Sticky Cap. If any Coupon Payment Date falls on a day that is not a business day, such Coupon Payment Date will be postponed to the immediately succeeding business day.  In the case of the final Coupon Payment Date that is also the Maturity Date, in the event the Maturity Date is postponed as described in “Market Disruption Events” herein, such final Coupon Payment Date will also be postponed until the postponed Maturity Date.  In no event, however, will any additional interest accrue on the Securities as a result of any the foregoing postponements.  For information regarding the record dates applicable to the Securities, please see the section entitled “Recipients of Interest Payments” on page S-18 in the accompanying prospectus supplement.

CALCULATION AGENT

We or one of our affiliates will act as calculation agent with respect to the Securities.

TRUSTEE

Notwithstanding anything contained in the accompanying prospectus supplement to the contrary, the Securities will be issued under the senior indenture dated March 31, 2009, between HSBC USA Inc., as Issuer, and Wells Fargo
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Bank, National Association, as trustee.  Such indenture has substantially the same terms as the indenture described in the accompanying prospectus supplement.

PAYING AGENT

Notwithstanding anything contained in the accompanying prospectus supplement to the contrary, HSBC Bank USA, National Association will act as paying agent with respect to the Securities pursuant to a Paying Agent and Securities Registrar Agreement dated June 1, 2009, between HSBC USA Inc. and HSBC Bank USA, National Association.

INVESTOR SUITABILITY

The Securities may be suitable for you if:

}
You seek an investment with 100% principal protection, if held to maturity, and the potential to receive an annual Coupon based on the potentially positive average performance of the Reference Stocks up to the Sticky Cap.

}	You believe the Coupon Rate will be positive on the Coupon Valuation Dates by an amount sufficient to provide you with a satisfactory return on your investment.

}	You are comfortable receiving only the Principal Amount of your Securities at maturity plus the applicable Coupon, if any.

}	You are willing to invest in the Securities based on the Sticky Cap indicated herein which may limit your Coupon on any Coupon Payment Date.

}	You are willing to forego dividends or other distributions paid to holders of the Reference Stocks.

}	You do not seek an investment for which there is an active secondary market.

}	You are willing to hold the Securities to maturity.

}	You are comfortable with the creditworthiness of HSBC, as Issuer of the Securities.

The Securities may not be suitable for you if:

}	You seek an investment where the Coupon is based on the actual performance of the Reference Stocks and is not limited to a Sticky Cap.

}	You believe the average of the prices of the Reference Stocks will generally decrease or remain constant over the term of the Securities.

}	You are unwilling to receive only the Principal Amount of your Securities at maturity.

}	You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

}	You prefer to receive the dividends or other distributions paid on any of the Reference Stocks.

}	You seek an investment for which there will be an active secondary market.

}	You are unable or unwilling to hold the Securities to maturity.

}	You are not willing or are unable to assume the credit risk associated with HSBC, as Issuer of the Securities.

RISK FACTORS

We urge you to read the section “Risk Factors” on page S-3 in the accompanying prospectus supplement.  Investing in the Securities is not equivalent to investing directly in any of the Reference Stocks.  You should understand the risks of investing in the Securities and should reach an investment decision only after careful consideration, with your advisers, of the suitability of the Securities in light of your particular financial circumstances and the information set forth in this free writing prospectus and the accompanying underlying supplement, prospectus supplement and prospectus.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement, including the explanation of risks relating to the Securities described in the following sections:

}	“— Risks Relating to All Note Issuances” in the prospectus supplement; and

}	“— Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset” in the prospectus supplement

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

The amount of each annual Coupon is uncertain and could be zero.

The amount of each annual Coupon you receive is not fixed and will depend on the performances of the Reference Stocks.  If the arithmetic average of the Stock Performance of all the Reference Stocks is zero or negative on a Coupon Valuation Date, you will receive no Coupon on the related Coupon Payment Date.
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You will not directly participate in any appreciation in the value of Reference Stocks and your Coupon is capped.

You will not directly participate in any appreciation in the value of the Reference Stocks. Instead you will receive annual Coupons, which may be zero, based upon the formulas described under the captions “Coupon” and “Coupon Rate” on FWP-2.  Only the Coupons payable to you, if any, will be based upon the appreciation or depreciation of the Reference Stocks over the term of the Securities and under no circumstances, regardless of the extent to which the prices of the Reference Stocks appreciate, will the Coupon Rates exceed the Sticky Cap.  Therefore, you may earn significantly less by investing in the Securities than you would have earned by investing directly in the Reference Stocks relevant to your Securities.

Changes in the prices of the Reference Stocks may offset each other.

Movements in the prices of the Reference Stocks may not correlate with each other. At a time when the price of one of the Reference Stocks increases, the prices of the other Reference Stocks may not increase as much or may even decline. Therefore, in calculating the Stock Performance and therefore the Coupon Rate, increases in the price of one or more of the Reference Stocks may be moderated, or more than offset, by lesser increases or declines in the price of the other Reference Stocks. Additionally, since the Stock Performances averaged to determine the Coupon Rate are capped at the Sticky Cap of 7.00% to 8.00% (to be determined on the Pricing Date) on the upside but not on the downside, extreme increases in the price of a Reference Stock can not fully offset equally extreme declines the price of a different Reference Stock.  For example, if only one Reference Stock declined 72% or more from its Initial Price on a Coupon Valuation Date and the Sticky Cap were 8%, your Coupon would be $0.00 no matter how much the other nine Reference Stocks increased.

The Securities are subject to the credit risk of HSBC USA Inc.

The Securities are senior unsecured debt obligations of the issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any principal protection at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the Securities and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the Securities.

There is limited anti-dilution protection.

For certain events affecting shares of a Reference Stock, such as stock splits or extraordinary dividends the calculation agent may make adjustments to the relevant Final Price on a Coupon Valuation Date which may affect your Coupons. However, the calculation agent is not required to make an adjustment for every corporate action which affects the shares of the relevant Reference Stock. If an event occurs that does not require the calculation agent to adjust the amount of the shares of the relevant Reference Stock, the market price of the Securities and the Coupons may be materially and adversely affected.

In some circumstances, the payment you receive on the Securities may be based on the common stock of another company and not the Reference Stock.

Following certain corporate events relating to the respective Reference Stock Issuer where such issuer is not the surviving entity, your Coupon may be based on the common stock of a successor to the respective Reference Stock Issuer. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the Securities. For more information, see “Merger Event and Tender Offer” beginning on page FWP-22.

Certain built-in costs are likely to adversely affect the value of the Securities prior to maturity.

While the payment at maturity described in this free writing prospectus is based on the full Principal Amount of your Securities, the original issue price of the Securities includes the placement agent’s commission and the estimated cost of HSBC hedging its obligations under the Securities. As a result, the price, if any, at which HSBC Securities (USA) Inc. will be willing to purchase Securities from you in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale prior to the maturity date could result in a substantial loss to you. The Securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Securities to maturity.

The Securities lack liquidity.

The Securities will not be listed on any securities exchange. HSBC Securities (USA) Inc. is not required to offer to purchase the Securities in the secondary market, if any exists. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Securities easily. Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to buy the Securities.

As a holder of the Securities, you will not have any ownership interest or rights in the Reference Stocks.

As a holder of the Securities, you will not have any ownership interest or rights in the Reference Stocks, such as voting rights, dividend payments or other distributions. In addition, the Reference Stock Issuer will not have any
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obligation to consider your interests as a holder of the Securities in taking any corporate action that might affect the value of the Reference Stocks and the Securities.

We are not affiliated with any of the Reference Stock Issuers.

We are not affiliated with any of the Reference Stock Issuers.  We assume no responsibility for, and make no representation regarding, the adequacy or completeness of the information about the Reference Stocks contained in this free writing prospectus. You should make your own investigation into the relevant Reference Stock and its Reference Stock Issuer.  We are not responsible for the Reference Stock Issuers’ public disclosure of information, whether contained in SEC filings or otherwise.

Potential conflicts.

HSBC and its affiliates play a variety of roles in connection with the issuance of the Securities, including acting as calculation agent and hedging our obligations under the Securities.  In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Securities. We will not have any obligation to consider your interests as a holder of the Securities in taking any action that might affect the value of your Securities.

The Securities are not insured by any governmental agency of the United States or any other jurisdiction.

The Securities are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction.  An investment in the Securities is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full payment at maturity of the Securities.

Tax treatment.

For a discussion of certain of the U.S. federal income tax consequences of your investment in a Security, please see the discussion under “Certain U.S. Federal Income Tax Considerations” herein and the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.
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DESCRIPTION OF THE REFERENCE STOCKS

PRAXAIR INC. (PX)

Description of Praxair Inc.

Praxair, Inc. has stated in its filings with the SEC that it is an industrial gas supplier in North and South America, is expanding in Asia, and has businesses in Europe. Praxair’s primary products for its industrial gases business are atmospheric gases (oxygen, nitrogen, argon, rare gases) and process gases (carbon dioxide, helium, hydrogen, electronic gases, specialty gases, acetylene). It also designs, engineers, and builds equipment that produces industrial gases for internal use and external sale.

Historical Performance of Praxair Inc.

The following table sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from January 3, 2005 through March 3, 2010. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	$48.50	$41.06	$47.86	September 28, 2007	$84.13	$68.10	$83.76
June 30, 2005	$49.42	$43.48	$46.60	December 31, 2007	$91.99	$78.43	$88.71
September 30, 2005	$51.74	$44.55	$47.93	March 31, 2008	$89.39	$69.96	$84.23
December 30, 2005	$54.31	$45.80	$52.96	June 30, 2008	$99.73	$84.04	$94.24
March 31, 2006	$57.44	$50.65	$55.15	September 30, 2008	$96.70	$67.78	$71.74
June 30, 2006	$57.60	$50.76	$54.00	December 31, 2008	$74.40	$47.40	$59.36
September 29, 2006	$60.08	$51.60	$59.16	March 31, 2009	$70.58	$53.42	$67.29
December 29, 2006	$63.70	$57.20	$59.33	June 30, 2009	$77.60	$64.50	$71.07
March 30, 2007	$65.00	$58.32	$62.96	September 30, 2009	$82.24	$67.19	$81.69
June 29, 2007	$74.27	$62.34	$71.99	December 31, 2009	$84.97	$76.84	$80.31
				February 26, 2010*	$82.93	$73.13	$76.60

* As of the date of this free writing prospectus available information for the first calendar quarter of 2010 includes data for the period from January 1, 2010 through March 3, 2010. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2010.

The graph below illustrates the monthly performance of Praxair Inc.’s common stock from March 31, 2005 through February 26, 2010, based on information from Bloomberg Professional® service. The market price of the Reference Stock on March 3, 2010 was $76.60. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

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FORD MOTOR COMPANY (F)

Description of Ford Motor Company

Ford Motor Company has stated in its filings with the SEC that it is a producer of cars and trucks.  It and its subsidiaries also engage in other businesses, including financing vehicles.

Historical Performance of Ford Motor Company

The following table sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from January 3, 2005 through March 3, 2010. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	$14.75	$10.94	$11.33	September 28, 2007	$9.64	$7.49	$8.49
June 30, 2005	$11.69	$9.09	$10.24	December 31, 2007	$9.24	$6.65	$6.73
September 30, 2005	$11.18	$9.55	$9.86	March 31, 2008	$6.94	$4.95	$5.72
December 30, 2005	$9.95	$7.57	$7.72	June 30, 2008	$8.79	$4.46	$4.81
March 31, 2006	$8.96	$7.39	$7.96	September 30, 2008	$6.33	$4.17	$5.20
June 30, 2006	$8.00	$6.18	$6.93	December 31, 2008	$4.95	$1.02	$2.29
September 29, 2006	$9.46	$6.07	$8.09	March 31, 2009	$2.99	$1.50	$2.63
December 29, 2006	$9.19	$6.85	$7.51	June 30, 2009	$6.53	$2.40	$6.07
March 30, 2007	$8.97	$7.43	$7.89	September 30, 2009	$8.86	$5.25	$7.21
June 29, 2007	$9.70	$7.67	$9.42	December 31, 2009	$10.37	$6.61	$10.00
				February 26, 2010*	$12.82	$10.06	$12.69

* As of the date of this free writing prospectus available information for the first calendar quarter of 2010 includes data for the period from January 1, 2010 through March 3, 2010. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2010.

The graph below illustrates the monthly performance of Ford Motor Company’s common stock from January 3, 2005 through February 26, 2010, based on information from Bloomberg Professional® service. The market price of the Reference Stock on March 3, 2010 was $12.69. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

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THE COCA-COLA COMPANY (KO)

Description of The Coca-Cola Company

The Coca-Cola Company has stated in its filings with the SEC that it is a world-wide manufacturer, distributor and marketer of nonalcoholic beverage concentrates and syrups.

Historical Performance of The Coca-Cola Company

The following table sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from January 3, 2005 through March 3, 2010. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	$44.10	$40.55	$41.67	September 28, 2007	$57.78	$51.79	$57.47
June 30, 2005	$45.25	$40.74	$41.75	December 31, 2007	$64.32	$56.92	$61.37
September 30, 2005	$44.75	$41.40	$43.19	March 31, 2008	$65.59	$56.50	$60.87
December 30, 2005	$43.58	$40.31	$40.31	June 30, 2008	$61.69	$51.75	$51.98
March 31, 2006	$42.99	$39.96	$41.87	September 30, 2008	$55.84	$49.44	$52.88
June 30, 2006	$44.76	$40.86	$43.02	December 31, 2008	$54.28	$40.29	$45.27
September 29, 2006	$45.40	$42.38	$44.68	March 31, 2009	$46.00	$37.44	$43.95
December 29, 2006	$49.35	$43.73	$48.25	June 30, 2009	$49.94	$42.00	$47.99
March 30, 2007	$48.88	$45.56	$48.00	September 30, 2009	$54.12	$47.43	$53.70
June 29, 2007	$53.65	$48.05	$52.31	December 31, 2009	$59.45	$52.71	$57.00
				February 26, 2010*	$57.43	$52.23	$53.93

* As of the date of this free writing prospectus available information for the first calendar quarter of 2010 includes data for the period from January 1, 2010 through March 3, 2010. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2010.

The graph below illustrates the monthly performance of The Coca-Cola Company’s common stock from January 3, 2005 through February 26, 2010, based on information from Bloomberg Professional® service. The market price of the Reference Stock on March 3, 2010 was $53.93. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

FWP-10

CHEVRON CORPORATION (CVX)

Description of Chevron Corporation

Chevron Corporation has stated in its filings with the SEC that it manages its investments in subsidiaries and affiliates and provides administrative, financial, management and technology support to U.S. and international subsidiaries that engage in fully integrated petroleum operations, chemicals operations, mining operations, power generation and energy services. Exploration and production (upstream) operations consist of exploring for, developing and producing crude oil and natural gas and also marketing natural gas. Refining, marketing and transportation (downstream) operations relate to refining crude oil and converting natural gas into finished petroleum products; marketing crude oil and the many products derived from petroleum; and transporting crude oil, natural gas and petroleum products by pipeline, marine vessel, motor equipment and rail car. Chemicals operations include the manufacture and marketing of commodity petrochemicals, plastics for industrial uses, and fuel and lubricant oil additives.

Historical Performance of Chevron Corporation

The following table sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from January 3, 2005 through March 3, 2010. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	$63.15	$50.48	$58.31	September 28, 2007	$95.50	$78.25	$93.58
June 30, 2005	$59.48	$49.85	$55.92	December 31, 2007	$95.20	$81.92	$93.33
September 30, 2005	$65.98	$56.12	$64.73	March 31, 2008	$95.21	$76.41	$85.36
December 30, 2005	$65.49	$54.82	$56.77	June 30, 2008	$104.62	$84.60	$99.13
March 31, 2006	$62.72	$53.78	$57.97	September 30, 2008	$100.00	$77.50	$82.48
June 30, 2006	$63.65	$55.41	$62.06	December 31, 2008	$83.69	$55.50	$73.97
September 29, 2006	$68.46	$60.72	$64.86	March 31, 2009	$78.44	$56.12	$67.24
December 29, 2006	$76.20	$62.23	$73.53	June 30, 2009	$72.75	$63.06	$66.25
March 30, 2007	$74.98	$65.00	$73.96	September 30, 2009	$73.37	$60.88	$70.43
June 29, 2007	$85.19	$74.06	$84.24	December 31, 2009	$79.82	$67.87	$76.99
				February 26, 2010*	$81.09	$69.55	$73.13

* As of the date of this free writing prospectus available information for the first calendar quarter of 2010 includes data for the period from January 1, 2010 through March 3, 2010. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2010.

The graph below illustrates the monthly performance of Chevron Corporation’s common stock from January 3, 2005 through February 26, 2010, based on information from Bloomberg Professional® service. The market price of the Reference Stock on March 3, 2010 was $73.13. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

FWP-11

THE CHUBB CORPORATION (CB)

Description of The Chubb Corporation

The Chubb Corporation has stated in its filings with the SEC that it is a holding company for a family of property and casualty insurance companies known informally as the Chubb Group of Insurance Companies.

Historical Performance of The Chubb Corporation

The following table sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from January 3, 2005 through March 3, 2010. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	$40.48	$36.51	$39.64	September 28, 2007	$54.89	$45.74	$53.64
June 30, 2005	$43.50	$38.36	$42.81	December 31, 2007	$55.92	$49.53	$54.58
September 30, 2005	$45.39	$42.19	$44.78	March 31, 2008	$54.94	$47.11	$49.48
December 30, 2005	$49.33	$41.68	$48.83	June 30, 2008	$54.80	$48.98	$49.01
March 31, 2006	$49.70	$46.62	$47.72	September 30, 2008	$64.50	$45.21	$54.90
June 30, 2006	$52.81	$47.47	$49.90	December 31, 2008	$54.15	$35.11	$51.00
September 29, 2006	$52.69	$46.94	$51.96	March 31, 2009	$51.00	$34.44	$42.32
December 29, 2006	$54.73	$51.02	$52.91	June 30, 2009	$44.29	$38.00	$39.88
March 30, 2007	$53.86	$48.30	$51.67	September 30, 2009	$51.26	$38.70	$50.41
June 29, 2007	$55.99	$51.38	$54.14	December 31, 2009	$53.79	$47.69	$49.18
				February 26, 2010*	$51.63	$47.10	$51.13

* As of the date of this free writing prospectus available information for the first calendar quarter of 2010 includes data for the period from January 1, 2010 through March 3, 2010. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2010.

The graph below illustrates the monthly performance of Chubb Corp’s common stock from January 3, 2005 through February 26, 2010, based on information from Bloomberg Professional® service. The market price of the Reference Stock on March 3, 2010 was $51.13. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

FWP-12

GILEAD SCIENCES, INC. (GILD)

Description of Gilead Sciences, Inc.

Gilead Sciences, Inc. has stated in its filings with the SEC that it is a biopharmaceutical company that discovers, develops and commercializes therapeutics.

Historical Performance of Gilead Sciences, Inc.

The following table sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from January 3, 2005 through February 26, 2010. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	$18.19	$15.20	$17.90	September 28, 2007	$41.37	$35.22	$40.87
June 30, 2005	$23.08	$17.38	$22.00	December 31, 2007	$47.90	$40.80	$46.01
September 30, 2005	$24.60	$20.13	$24.38	March 31, 2008	$51.65	$42.16	$51.53
December 30, 2005	$28.26	$22.37	$26.32	June 30, 2008	$56.95	$49.58	$52.95
March 31, 2006	$32.33	$26.25	$31.11	September 30, 2008	$57.63	$42.44	$45.58
June 30, 2006	$33.03	$26.28	$29.58	December 31, 2008	$52.26	$35.60	$51.14
September 29, 2006	$34.64	$29.02	$34.35	March 31, 2009	$53.28	$40.62	$46.32
December 29, 2006	$35.00	$30.76	$32.47	June 30, 2009	$48.41	$41.31	$46.84
March 30, 2007	$38.54	$30.96	$38.25	September 30, 2009	$50.00	$43.87	$46.58
June 29, 2007	$42.24	$37.87	$38.77	December 31, 2009	$47.52	$42.32	$43.28
				February 26, 2010*	$49.50	$42.70	$47.57

* As of the date of this free writing prospectus available information for the first calendar quarter of 2010 includes data for the period from January 1, 2010 through March 3, 2010. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2010.

The graph below illustrates the monthly performance of Gilead Sciences, Inc.’s common stock from January 3, 2005 through February 26, 2010, based on information from Bloomberg Professional® service. The market price of the Reference Stock on March 3, 2010 was $47.57. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

FWP-13

FEDEX CORPORATION (FDX)

Description of Fedex Corporation

Fedex Corporation has stated in its filings with the SEC that it provides a portfolio of transportation, e-commerce and business services through companies competing collectively, operating independently and managed collaboratively, under the respected FedEx brand.

Historical Performance of Fedex Corporation

The following table sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from January 3, 2005 through March 3, 2010. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	$101.87	$89.75	$93.95	September 28, 2007	$119.10	$99.30	$104.75
June 30, 2005	$94.95	$79.55	$81.01	December 31, 2007	$108.14	$89.01	$89.17
September 30, 2005	$87.39	$76.81	$87.13	March 31, 2008	$94.30	$80.00	$92.67
December 30, 2005	$105.82	$85.08	$103.39	June 30, 2008	$99.46	$76.34	$78.79
March 31, 2006	$116.00	$96.55	$112.94	September 30, 2008	$95.73	$71.33	$79.04
June 30, 2006	$120.01	$103.74	$116.86	December 31, 2008	$81.46	$53.90	$64.15
September 29, 2006	$118.74	$97.79	$108.68	March 31, 2009	$64.75	$34.02	$44.49
December 29, 2006	$119.20	$106.69	$108.62	June 30, 2009	$62.15	$43.98	$55.62
March 30, 2007	$121.40	$106.31	$107.43	September 30, 2009	$80.00	$52.58	$75.22
June 29, 2007	$113.28	$104.01	$110.97	December 31, 2009	$92.59	$71.78	$83.45
				February 26, 2010*	$88.67	$75.17	$86.14

* As of the date of this free writing prospectus available information for the first calendar quarter of 2010 includes data for the period from January 1, 2010 through March 3, 2010. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2010.

The graph below illustrates the monthly performance of Fedex Corporation’s common stock from January 3, 2005 through February 26, 2010, based on information from Bloomberg Professional® service. The market price of the Reference Stock on March 3, 2010 was $86.14. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

FWP-14

ORACLE CORPORATION (ORCL)

Description of Oracle Corporation

Oracle Corporation has stated in its filings with the SEC that it develops, manufactures, markets, distributes and services database and middleware software as well as applications software.

Historical Performance of Oracle Corporation

The following table sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from January 3, 2005 through March 3, 2010. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	$14.01	$12.23	$12.48	September 28, 2007	$22.17	$18.81	$21.65
June 30, 2005	$13.79	$11.25	$13.20	December 31, 2007	$23.31	$19.06	$22.58
September 30, 2005	$14.11	$12.00	$12.39	March 31, 2008	$23.11	$18.18	$19.56
December 30, 2005	$13.04	$11.75	$12.21	June 30, 2008	$23.57	$19.72	$21.00
March 31, 2006	$14.00	$12.06	$13.69	September 30, 2008	$23.62	$17.84	$20.31
June 30, 2006	$15.21	$13.07	$14.49	December 31, 2008	$20.54	$15.10	$17.73
September 29, 2006	$18.24	$13.77	$17.74	March 31, 2009	$18.70	$13.81	$18.07
December 29, 2006	$19.75	$16.93	$17.14	June 30, 2009	$21.75	$17.73	$21.42
March 30, 2007	$18.59	$15.97	$18.13	September 30, 2009	$22.95	$19.79	$20.84
June 29, 2007	$20.06	$18.00	$19.71	December 31, 2009	$25.10	$20.10	$24.54
				February 26, 2010*	$25.64	$22.83	$24.50

* As of the date of this free writing prospectus available information for the first calendar quarter of 2010 includes data for the period from January 1, 2010 through March 3, 2010. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2010.

The graph below illustrates the monthly performance of Oracle Corp’s common stock from January 3, 2005 through February 26, 2010, based on information from Bloomberg Professional® service. The market price of the Reference Stock on March 3, 2010 was $24.50. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

FWP-15

AT&T INC. (T)

Description of AT&T Inc.

AT&T Inc. has stated in its filings with the SEC that it offers services and products that include wireless communications, local exchange services, long-distance services, data/broadband and Internet services, video services, telecommunications equipment, managed networking, wholesale services and directory advertising and publishing.

Historical Performance of AT&T Inc.

The following table sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from January 3, 2005 through March 3, 2010. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	$25.98	$23.01	$23.69	September 28, 2007	$42.97	$36.53	$42.31
June 30, 2005	$24.32	$22.81	$23.75	December 31, 2007	$42.79	$36.25	$41.56
September 30, 2005	$24.97	$23.23	$23.97	March 31, 2008	$41.94	$32.95	$38.30
December 30, 2005	$25.58	$21.90	$24.49	June 30, 2008	$40.70	$32.64	$33.69
March 31, 2006	$28.75	$24.24	$27.04	September 30, 2008	$33.58	$27.51	$27.92
June 30, 2006	$28.03	$24.72	$27.89	December 31, 2008	$30.65	$20.90	$28.50
September 29, 2006	$33.76	$26.36	$32.56	March 31, 2009	$29.46	$21.62	$25.20
December 29, 2006	$36.21	$31.57	$35.75	June 30, 2009	$27.09	$23.38	$24.84
March 30, 2007	$39.86	$33.21	$39.43	September 30, 2009	$27.68	$23.19	$27.01
June 29, 2007	$41.54	$38.38	$41.50	December 31, 2009	$28.61	$25.00	$28.03
				February 26, 2010*	$28.67	$24.61	$24.89

* As of the date of this free writing prospectus available information for the first calendar quarter of 2010 includes data for the period from January 1, 2010 through March 3, 2010. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2010.

The graph below illustrates the monthly performance of AT&T Corp’s common stock from January 3, 2005 through February 26, 2010, based on information from Bloomberg Professional® service. The market price of the Reference Stock on March 3, 2010 was $24.89. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

FWP-16

SEMPRA ENERGY (SRE)

Description of Sempra Energy

Sempra Energy has stated in its filings with the SEC that it is an energy services holding company.  Through its business units, it provides electric, natural gas and other energy products and services.

Historical Performance of Sempra Energy

The following table sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from January 3, 2005 through March 3, 2010. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	$42.49	$35.53	$39.84	September 28, 2007	$62.25	$50.95	$58.12
June 30, 2005	$41.71	$37.07	$41.31	December 31, 2007	$64.21	$57.62	$61.88
September 30, 2005	$47.43	$40.98	$47.06	March 31, 2008	$63.00	$48.58	$53.28
December 30, 2005	$47.86	$41.10	$44.84	June 30, 2008	$59.96	$53.12	$56.45
March 31, 2006	$49.54	$44.66	$46.46	September 30, 2008	$58.75	$44.88	$50.47
June 30, 2006	$47.28	$42.90	$45.48	December 31, 2008	$51.20	$34.29	$42.63
September 29, 2006	$50.91	$44.42	$50.25	March 31, 2009	$46.96	$36.43	$46.24
December 29, 2006	$57.22	$50.19	$56.04	June 30, 2009	$50.90	$43.94	$49.63
March 30, 2007	$62.45	$54.73	$61.01	September 30, 2009	$53.00	$46.84	$49.81
June 29, 2007	$66.38	$57.04	$59.23	December 31, 2009	$57.18	$48.90	$55.98
				February 26, 2010*	$56.61	$47.55	$48.94

* As of the date of this free writing prospectus available information for the first calendar quarter of 2010 includes data for the period from January 1, 2010 through March 3, 2010. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2010.

The graph below illustrates the monthly performance of Sempra Energy’s common stock from January 3, 2005 through February 26, 2010, based on information from Bloomberg Professional® service. The market price of the Reference Stock on March 3, 2010 was $48.94. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

FWP-17

ILLUSTRATIVE EXAMPLE

The following example is provided for illustrative purposes only and is hypothetical. This example is representative of only one possible scenario concerning increases or decreases in the prices of the Reference Stocks relative to their Initial Prices and how those increase and decreases affect the Coupons payable on the Securities, if any.  There are an unlimited number of scenarios concerning the increases and decreases in the prices of the Reference Stocks relative to their Initial Prices and each scenario will affect the Coupons payable on the Securities, if any, differently.  We cannot predict the Official Closing Prices of the Reference Stocks on the Coupon Valuation Dates.  The assumptions we have made in connection with the illustrations set forth below may not reflect actual events, and you should not take this example as an indication or assurance of the expected performance of the Reference Stocks. With respect to the Securities, the total payment you receive over the term of the Securities may be less than the amount that you would have received from a conventional debt security with the same stated maturity, including those issued by HSBC. The numbers appearing in the example below have been rounded for ease of analysis.

The example below illustrates the Coupon Payments on a $1,000 investment in Securities for a hypothetical range of performance for the Reference Stocks. The following results are based solely on the assumptions outlined below.  The potential returns described here show potential valuations for different Coupon Valuation Dates during the term of the Securities.  You should consider carefully whether the Securities are suitable to your investment goals. The numbers appearing below have been rounded for ease of analysis. You should not take the below illustration as an indication or assurance of the expected performance of the Reference Stocks or return of the Securities.  The following example assumes a Sticky Cap of 7.50% (the midpoint of 7.00% and 8.00%.  The actual Sticky Cap will be determined on the pricing date and will not be less than 7.00% or greater than 8.00%).

	Hypothetical Change in Price of Stock from Initial Price
Reference Stock	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6
PX	12.00%	1.00%	-1.00%	-20.00%	15.00%	0.00%
F	2.50%	3.50%	8.50%	18.50%	-15.00%	-20.00%
KO	-5.00%	-15.00%	-9.00%	-65.00%	20.00%	25.00%
CVX	-11.00%	20.00%	25.00%	65.00%	50.00%	40.00%
CB	3.50%	3.00%	13.00%	10.00%	30.00%	35.00%
GILD	-6.75%	10.00%	6.00%	-3.00%	10.00%	12.00%
FDX	2.50%	-9.00%	9.00%	9.00%	-5.00%	-1.00%
ORCL	-7.50%	2.00%	16.00%	6.00%	-25.00%	-13.00%
T	-0.50%	-14.50%	-6.00%	7.50%	45.00%	55.00%
SRE	11.00%	11.00%	-7.00%	-7.00%	15.00%	15.00%
	Hypothetical Stock Performance
Reference Stock	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6
PX	7.50%	7.50%	7.50%	7.50%	7.50%	7.50%
F	2.50%	3.50%	7.50%	7.50%	7.50%	7.50%
KO	-5.00%	-15.00%	-9.00%	-65.00%	7.50%	7.50%
CVX	-11.00%	7.50%	7.50%	7.50%	7.50%	7.50%
CB	3.50%	3.00%	7.50%	7.50%	7.50%	7.50%
GILD	-6.75%	7.50%	7.50%	7.50%	7.50%	7.50%
FDX	2.50%	-9.00%	7.50%	7.50%	7.50%	7.50%
ORCL	-7.50%	2.00%	7.50%	7.50%	7.50%	7.50%
T	-0.50%	-14.50%	-6.00%	7.50%	7.50%	7.50%
SRE	7.50%	7.50%	7.50%	7.50%	7.50%	7.50%
Average Stock Performance =	-0.725%	0.00%	4.50%	0.25%	7.50%	7.50%
Coupon Rate =	0.00%	0.00%	4.50%	0.25%	7.50%	7.50%
Coupon =	$0.00	$0.00	$45.00	$2.50	$75.00	$75.00

FWP-18

Year 1 Coupon Valuation Date

Reference Stock	Hypothetical Change in Price of Stock from Initial Price	Hypothetical Stock Performance
PX	12.00%	7.50%
F	2.50%	2.50%
KO	-5.00%	-5.00%
CVX	-11.00%	-11.00%
CB	3.50%	3.50%
GILD	-6.75%	-6.75%
FDX	2.50%	2.50%
ORCL	-7.50%	-7.50%
T	-0.50%	-0.50%
SRE	11.00%	7.50%
	Average Stock Performance =	-0.725%
	Coupon Rate =	0.00%
	Coupon =	$0.00

Explanation for Year 1

As illustrated above, because 2 of the 10 Reference Stocks (PX and SRE) have appreciated from their respective Initial Prices by a percentage greater than the Sticky Cap, each such Reference Stock will have a hypothetical Stock Performance equal to the Sticky Cap of 7.50%, and will have a hypothetical Stock Performance equal to the Sticky Cap of 7.50% on every Coupon Valuation Date after Year 1 regardless of future Final Prices.  Even though 5 of the 10 Reference Stocks have positive Stock Performances, because the other 5 Reference Stocks (KO, CVX, GILD, ORCL and T) have negative Stock Performances of -5.00%, -11.00%, -6.75%, -7.50% and -0.50%, the average Stock Performance is -0.725% and therefore the Coupon Rate is 0.00% and the investor receives no Coupon on the Coupon Payment Date. Even when several of the Reference Stocks have positive Stock Performances greater than the Sticky Cap, they are limited by the Sticky Cap, and if the negative Stock Performances for the other Reference Stocks are sufficiently large, you will receive no Coupon on the applicable Coupon Payment Date.

Year 2 Coupon Valuation Date

Reference Stock	Hypothetical Change in Price of Stock from Initial Price	Hypothetical Stock Performance
PX	1.00%	7.50%
F	3.50%	3.50%
KO	-15.00%	-15.00%
CVX	20.00%	7.50%
CB	3.00%	3.00%
GILD	10.00%	7.50%
FDX	-9.00%	-9.00%
ORCL	2.00%	2.00%
T	-14.50%	-14.50%
SRE	11.00%	7.50%
	Average Stock Performance =	0.00%
	Coupon Rate =	0.00%
	Coupon =	$0.00

Explanation for Year 2

As illustrated above, 2 of the 10 Reference Stocks (CVX and GILD) have appreciated from their respective Initial Prices by a percentage greater than or equal to the Sticky Cap, and therefore each such Reference Stock will have a hypothetical Stock Performance equal to the Sticky Cap of 7.50% and will have a Stock Performance equal to the Sticky Cap of 7.50% on every Coupon Valuation Date after Year 2 regardless of future Final Prices. In the cases of the Reference Stocks, PX and SRE, their Final Prices for this Coupon Valuation Date are irrelevant because on the previous Coupon Valuation Date (Year 1) their respective Stock Performance had been set equal to the Sticky Cap of 7.50%.  Therefore, their Stock Performance for this Coupon Valuation Date will still be equal to the Sticky Cap of 7.50%.  However, because 3 Reference Stocks (KO, FDX and T) have negative Stock Performances of -15.00%, -9.00% and -14.50% the average Stock Performance is 0.00% and therefore, the Coupon Rate is 0.00% and the investor receives no Coupon on the Coupon Payment Date.  Even when most of the Reference Stocks have positive Stock Performances, if the Stock Performances for the other Reference Stocks are sufficiently negative, you will receive no Coupon on the applicable Coupon Payment Date.

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Year 3 Coupon Valuation Date

Reference Stock	Hypothetical Change in Price of Stock from Initial Price	Hypothetical Stock Performance
PX	-1.00%	7.50%
F	8.50%	7.50%
KO	-9.00%	-9.00%
CVX	25.00%	7.50%
CB	13.00%	7.50%
GILD	6.00%	7.50%
FDX	9.00%	7.50%
ORCL	16.00%	7.50%
T	-6.00%	-6.00%
SRE	-7.00%	7.50%
	Average Stock Performance =	4.50%
	Coupon Rate =	4.50%
	Coupon =	$45.00

Explanation for Year 3

As illustrated above, 4 of the 10 Reference Stocks have appreciated from their respective Initial Prices by a percentage greater than the Sticky Cap, and therefore each such Reference Stock will have a hypothetical Stock Performance equal to the Sticky Cap of 7.50% and will have a Stock Performance equal to the Sticky Cap of 7.50% on every Coupon Valuation Date after Year 3 regardless of future Final Prices. In the cases of the Reference Stocks, PX, CVX, GILD and SRE, their Final Prices for this Coupon Valuation Date are irrelevant because on a previous Coupon Valuation Date their respective Stock Performance had been set equal to the Sticky Cap of 7.50%.  Therefore, their Stock Performance for this Coupon Valuation Date will still be equal to the Sticky Cap of 7.50%.  However, because 2 of the Reference Stocks (KO and T) have negative Stock Performances of -9.00% and -6.00%, the average Stock Performance is 4.50%, therefore the Coupon Rate is 4.50%, and the investor receives a Coupon on the applicable Coupon Payment Date of $45.00 per $1,000 principal amount Security.  When most of the Reference Stocks have positive Stock Performances and the Stock Performances for the other Reference Stocks are not sufficiently negative, you will receive a Coupon on the applicable Coupon Payment Date.

Year 4 Coupon Valuation Date

Reference Stock	Hypothetical Change in Price of Stock from Initial Price	Hypothetical Stock Performance
PX	-20.00%	7.50%
F	18.50%	7.50%
KO	-65.00%	-65.00%
CVX	65.00%	7.50%
CB	10.00%	7.50%
GILD	-3.00%	7.50%
FDX	9.00%	7.50%
ORCL	6.00%	7.50%
T	7.50%	7.50%
SRE	-7.00%	7.50%
	Average Stock Performance =	0.25%
	Coupon Rate =	0.25%
	Coupon =	$2.50

Explanation for Year 4

As illustrated above, the Reference Stock T has appreciated from its Initial Price by a percentage greater than or equal to the Sticky Cap, and therefore it will have a hypothetical Stock Performance equal to the Sticky Cap of 7.50% and will have a Stock Performance equal to the Sticky Cap of 7.50% on every Coupon Valuation Date after Year 4 regardless of future Final Prices. In the cases of the Reference Stocks, PX, F, CVX, CB, GILD, FDX, ORCL and SRE, their Final Prices for this Coupon Valuation Date are irrelevant because on a previous Coupon Valuation Date their respective Stock Performance had been set equal to the Sticky Cap of 7.50%.  Therefore, their Stock Performance for this Coupon Valuation Date will still be equal to the Sticky Cap of 7.50%.  However, because the

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remaining Reference Stock (KO) has a large, negative Stock Performance of -65.00%, the average Stock Performance is 0.25%, therefore the Coupon Rate is 0.25%, and the investor receives a Coupon on the Coupon Payment Date of $2.50 per $1,000 principal amount Security.  Even when most of the Reference Stocks have positive Stock Performances, the negative Stock Performance of only one Reference Stock can greatly reduce, or even eliminate, your Coupon if such Stock Performance is sufficiently negative.

Year 5 Coupon Valuation Date

Reference Stock	Hypothetical Change in Price of Stock from Initial Price	Hypothetical Stock Performance
PX	15.00%	7.50%
F	-15.00%	7.50%
KO	20.00%	7.50%
CVX	50.00%	7.50%
CB	30.00%	7.50%
GILD	10.00%	7.50%
FDX	-5.00%	7.50%
ORCL	-25.00%	7.50%
T	45.00%	7.50%
SRE	15.00%	7.50%
	Average Stock Performance =	7.50%
	Coupon Rate =	7.50%
	Coupon =	$75.00

Explanation for Year 5

As illustrated above, the Reference Stock KO has appreciated from its Initial Price by a percentage greater than or equal to the Sticky Cap, and therefore it will have a hypothetical Stock Performance equal to the Sticky Cap of 7.50% and will have a Stock Performance equal to the Sticky Cap of 7.50% on every Coupon Valuation Date after year 5 regardless of future Final Prices. The remaining 9 Reference Stocks have on at least one of the pervious Coupon Valuation Dates, closed at a price reflecting an appreciation from their respective Initial Prices equal to or greater than the Sticky Cap and will therefore have a Stock Performance of 7.50% and will have such a Stock Performance on every Coupon Payment date after Year 5 regardless of future Final Prices. Even though the 10 Reference Stocks have Stock Performances that range from -25.00% to 50.00%, each Stock Performance will still be equal to the Sticky Cap of 7.50%.  However, because the positive Stock Performance can not be greater than the Sticky Cap of 7.50% and the Coupon Rate may not be more than the Sticky Cap, the Coupon Rate is equal to the Sticky Cap of 7.50%, and the investor receives the maximum Coupon on the applicable Coupon Payment Date of $75.00 per $1,000 principal amount Security.  Even when many of the Reference Stocks have significant positive Stock Performances, the Coupon Payment on the applicable Coupon Payment Date is limited by the Sticky Cap.

Year 6 Coupon Valuation Date

Since the Stock Performances for all 10 Reference Stocks have on at least one of the previous Coupon Valuation Dates appreciated from their respective Initial Prices by a percentage greater or equal to the Sticky Cap, each will have a Stock Performance equal to the Sticky Cap of 7.50% regardless of the current Final Prices of the Reference Stocks.  As such, in this example, the Coupon in Year 6 would equal $75.00.

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MARKET DISRUPTION EVENTS

If the Coupon Valuation Date is not a scheduled trading day for a Reference Stock, then the Coupon Valuation Date for such Reference Stock will be the next day that is a scheduled trading day for such Reference Stock.  If a market disruption event (as defined below) exists for a Reference Stock on the Coupon Valuation Date, then the Coupon Valuation Date for such Reference Stock will be the next scheduled trading day on which a market disruption event does not exist with respect to such Reference Stock.  If the market disruption event continues for five consecutive scheduled trading days, then the fifth of such consecutive scheduled trading days will nonetheless be the Coupon Valuation Date for such Reference Stock, and the calculation agent will determine, in its discretion, the relevant Final Price of such Reference Stock on that date in good faith and in its sole discretion using its estimate of the exchange traded price for such Reference Stock that would have prevailed but for that market disruption event. For the avoidance of doubt, if no market disruption event exists with respect to a Reference Stock on the originally scheduled Coupon Valuation Date, the determination of such Reference Stock’s Final Price will be made on the originally scheduled Coupon Valuation Date, irrespective of the existence of a market disruption event with respect to one or more of the other Reference Stocks. If the any Coupon Valuation Date for any Reference Stock is postponed, then the Coupon Payment Date (which may include the Maturity Date) will also be postponed until the third business day following the latest postponed Coupon Valuation Date and no interest will be payable in respect of such postponement.

“Market disruption event” means for purposes hereof:

With respect to a Reference Stock and any date, the occurrence or existence of any of the following conditions which the calculation agent determines is material: (i) any suspension of or limitation imposed on trading by any relevant exchange or related exchange or otherwise, and whether by reason of movements in price exceeding limits permitted by that relevant exchange or related exchange or otherwise, (a) relating to the Reference Stock or (b) in any futures or options contracts relating to the Reference Stock; or (ii) any event (other than an event described in (iii) below) that disrupts or impairs (as determined by the calculation agent) the ability of market participants in general (a) to effect transactions in, or obtain market values for, the Reference Stock or (b) to effect transactions in, or obtain market values for, any futures or options contracts relating to the Reference Stock; or (iii) the closure on any scheduled trading day of any relevant exchange or related exchange prior to its scheduled closing time unless that earlier closing time is announced by that relevant exchange or related exchange at least one hour prior to the actual closing time for the regular trading session on that relevant exchange or related exchange on that scheduled trading day; or (iv) the relevant exchange or any related exchange for the Reference Stock fails to open for trading during its regular trading session.

“Relevant exchange” means with respect to a Reference Stock, the primary exchange for that Reference Stock.

“Related exchange” means with respect to a Reference Stock, the exchanges or quotation systems, if any, on which options or futures contracts on that relevant Reference Stock are traded or quoted, and as may be selected from time to time by the calculation agent.

“Scheduled closing time” means, with respect to any exchange and a scheduled trading day, the scheduled weekday closing time of that exchange on that scheduled trading day, without regard to after hours or any other trading outside of the regular trading session hours.

“Scheduled trading day” means with respect a Reference Stock, any day on which the relevant exchange for that Reference Stock and each related exchange for that Reference Stock are scheduled to be open for trading for that Reference Stock.

The calculation agent will notify the security holders of the existence of a market disruption event on any day that, but for the occurrence or existence of a market disruption event, would have been the Coupon Valuation Date.

MERGER EVENT AND TENDER OFFER

A “Merger Event” shall mean, in respect of a Reference Stock, any (i) reclassification or change of the shares of the Reference Stock that results in a transfer of or an irrevocable commitment to transfer all shares of the Reference Stock outstanding, (ii) consolidation, amalgamation or merger of the Reference Stock Issuer with or into another entity (other than a consolidation, amalgamation or merger of the Reference Stock Issuer with or into another entity
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and which does not result in any such reclassification or change of all shares of the Reference Stock) or (iii) a takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any entity or person to purchase or otherwise obtain 100% of the outstanding shares of the Reference Stock that results in a transfer of or an irrevocable commitment to transfer all shares of the Reference Stock (other than those shares of the Reference Stock owned or controlled by the offeror), or (iv) consolidation, amalgamation, merger or binding share exchange of the Reference Stock Issuer or its subsidiaries with or into another entity in which the Reference Stock Issuer is the continuing entity and which does not result in a reclassification or change of the shares of the Reference Stock outstanding but results in the outstanding shares of the Reference Stock (other than shares of the Reference Stock owned or controlled by that other entity) immediately prior to that event collectively representing less than 50% of the outstanding shares of the Reference Stock immediately following that event, in each case if the approval date (as defined below) is on or before a Coupon Valuation Date.

A “Tender Offer” shall mean, in respect of the voting shares of a Reference Stock Issuer, any takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any entity or person that results in that entity or person purchasing, or otherwise obtaining or having the right to obtain, by conversion or other means, not less than 10% of the outstanding voting shares of the Reference Stock Issuer as determined by the calculation agent, based upon the making of filings with governmental or self-regulatory agencies or such other information as the calculation agent deems relevant.

In the event of a Merger or Tender Offer affecting a Reference Stock or a Reference Stock Issuer, as applicable, the Securities will not be accelerated, but instead will be modified and adjusted by the calculation agent.  The calculation agent may in its reasonable discretion, adjust the terms of the Securities to reflect the economic impact of such event on the value of the Securities, though is not required to follow any specific course of action to effect this result.

A Merger or a Tender Offer may affect the Reference Stock in a manner that adversely affects the value of, and trading in, the Securities. Similarly, an adjustment or acceleration resulting from a Merger or a Tender Offer may adversely affect the value of, or the trading in, the Securities.

SHARE DELISTING, NATIONALIZATION, INSOLVENCY

A share delisting (“Delisting”) shall be deemed to have occurred if at any time during the period from and including the Original Issue Date to and including the final Coupon Valuation Date the shares of a Reference Stock cease to be listed on the relevant exchange for those shares for any reason and are not immediately re-listed on a successor exchange which is the New York Stock Exchange, the NASDAQ National Market or a successor in interest (a “successor exchange”). If the Reference Stock is immediately re-listed on a successor exchange, then the Reference Stock shall continue to be deemed to be the Reference Stock.

A nationalization (“Nationalization”) shall be deemed to have occurred if, at any time during the period from and including the Original Issue Date to and including the final Coupon Valuation Date, all or substantially all of the assets of a Reference Stock Issuer are nationalized, expropriated, or are otherwise required to be transferred to any governmental agency, authority or entity.

An insolvency (“Insolvency”) shall be deemed to have occurred if, at any time during the period from and including the Original Issue Date to and including the final Coupon Valuation Date, by reason of voluntary or involuntary liquidation, bankruptcy or insolvency or any analogous proceeding involving a Reference Stock Issuer (i) any shares of the relevant Reference Stock are required to be transferred to a trustee, liquidator or other similar official or (ii) holders of any shares of the relevant Reference Stock become legally prohibited from transferring those shares.

In the event of a Delisting, Nationalization or Insolvency affecting a Reference Stock or a Reference Stock Issuer, as applicable, the Securities will not be accelerated, but instead will be modified and adjusted by the calculation agent.  The calculation agent may in its reasonable discretion, adjust the terms of the Securities to reflect the economic impact of such event on the value of the Securities, though is not required to follow any specific course of action to effect this result.  Such adjustments to the terms of the Securities will likely result in you not receiving a Coupon in the year of a Delisting, Nationalization or Insolvency and for each remaining Coupon Payment Date.
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ADJUSTMENTS

Following the declaration by a Reference Stock Issuer of the terms of any potential adjustment event (as defined below), the calculation agent will determine whether that potential adjustment event has a diluting or concentrative effect on the theoretical value of the Reference Stock and, if so, will make such calculations and adjustments to the terms of the Security as may be necessary in order to account for the economic effect of such event.

For purposes hereof, “potential adjustment event” means the occurrence of any of the following after the Original Issue Date of the Securities:

(i) a subdivision, consolidation or reclassification of the shares of the Reference Stock (unless a merger event), or a free distribution or dividend of any shares of the Reference Stock to existing holders by way of bonus, capitalization or similar issue;

(ii) a distribution or dividend to existing holders of shares of the Reference Stock of (A) the Reference Stock (B) other share capital or securities granting the right to payment of dividends and/or the proceeds of liquidation of the Reference Stock Issuer equally or proportionately with such payments to holders of those shares or (C) other types of securities, rights or warrants or other assets, in any case for payment (cash or other) at less than the prevailing market price as determined by the calculation agent;

(iii) an extraordinary dividend;

(iv) a call by the relevant Reference Stock Issuer in respect of shares of the Reference Stock that are not fully paid;

(v) a repurchase by the Reference Stock Issuer of shares of the Reference Stock whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise;

 (vi) any other similar event that may have a diluting or concentrative effect on the theoretical value of the shares of the Reference Stock.

EVENTS OF DEFAULT AND ACCELERATION

If the Securities have become immediately due and payable following an event of default (as defined in the accompanying prospectus) with respect to the Securities, you will not be entitled to any additional payments, other than your principal amount, with respect to the Securities.  The accelerated Maturity Date will be the third business day following the date of acceleration, and on the such accelerated Maturity Date you be entitled to receive $1,000 per $1,000 Principal Amount of Securities you hold.

For more information, see “Description of Debt Securities — Events of Default” and “— Events of Default; Defaults” in the prospectus

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have appointed HSBC Securities (USA) Inc., an affiliate of HSBC, as the agent for the sale of the Securities.  Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc. will purchase the Securities from HSBC for distribution to other registered broker dealers or will offer the Securities directly to investors.  HSBC Securities (USA) Inc. proposes to offer the Securities at the offering price set forth on the cover page of this term sheet and will receive underwriting discounts and commissions of between 3.00% and 3.50%, or between $30.00 and $35.00, per $1,000 Principal Amount of Securities.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions after the initial sale of the Securities, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.

See ‘Supplemental Plan of Distribution’ on page S-52 in the prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.  The following discussion summarizes certain of the material U.S. federal
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income tax consequences of the purchase, beneficial ownership, and disposition of the Securities.  This summary supplements the section “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement and supersedes it to the extent inconsistent therewith.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of Securities with terms that are substantially the same as those of the Securities.  We intend to treat the Securities as contingent payment debt instruments for U.S. federal income tax purposes.  Pursuant to the terms of the Securities, you agree to treat the Securities as contingent payment debt instruments for all U.S. federal income tax purposes and, in the opinion of Sidley Austin llp, special U.S. tax counsel to us, it is reasonable to treat the Securities as contingent payment debt instruments.  Assuming the Securities are treated as contingent payment debt instruments, a U.S. holder will be required to include original issue discount (“OID”) in gross income each year, even though the actual coupon payment made with respect to the Securities during a taxable year may differ from the amount of OID that must be accrued during that taxable year.

We will not attempt to ascertain whether any Reference Stock Issuer would be treated as a United States real property holding corporation (“USRPHC”), as defined for U.S. federal income tax purposes. If a Reference Stock Issuer were so treated, certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC by the Reference Stock Issuers and consult your tax advisor regarding the possible consequences to you if a Reference Stock Issuer is or becomes a USRPHC.

Based on the factors described in the section, “Certain U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of the Securities as Indebtedness for U.S. Federal Income Tax Purposes — Contingent Payment Debt Instruments”, in order to illustrate the application of the noncontingent bond method to the Securities, we have estimated that the comparable yield of the Securities, solely for U.S. federal income tax purposes, will be 2.85% per annum (compounded annually).  In addition, we have computed a “projected payment schedule” that produces the comparable yield and includes the projected amount of the coupon payments.

Based upon the estimate of the comparable yield, a U.S. holder that pays taxes on a calendar year basis, buys a Security for $1,000, and holds the Security until maturity will be required to pay taxes on the following amounts of ordinary income in respect of the Securities in each year:

Year	OID
2011	$28.50
2012	$28.58
2013	$28.50
2014	$28.50
2015	$28.50
2016	$28.58

However, if the actual amount of a coupon payment in a taxable year is different from the amount reflected in the projected payment schedule, a U.S. holder is required to make an adjustment in its original issue discount accrual when such amount is paid.  Adjustments arising from coupon payments that are greater than the projected amounts of those payments are referred to as “positive adjustments”; adjustments arising from coupon payments that are less than the projected amounts are referred to as “negative adjustments.”  Any positive adjustment for a taxable year is treated as additional original issue discount income of the U.S. holder.  Any negative adjustment reduces any original issue discount on the Security for the taxable year that would otherwise accrue.  Any excess is then treated as a current-year ordinary loss to the U.S. holder to the extent of original issue discount accrued in prior years.  The balance, if any, is treated as a negative adjustment in subsequent taxable years.  To the extent that it has not previously been taken into account, an excess negative adjustment reduces the amount realized upon a sale, exchange, or retirement of the Security.

U.S. holders should also note that the actual comparable yield may be different than as provided in this summary depending upon market conditions on the date the Securities are issued.  U.S. holders may obtain the actual comparable yield and projected payment schedule, as determined by us, by submitting a written request to:  Structured Equity Derivatives – Structuring HSBC Bank USA, National Association, 452 Fifth Avenue, 3rd Floor, New York, NY 10018.  A U.S. holder is generally bound by the comparable yield and the projected payment schedule established by us for the Securities.  However, if a U.S. holder believes that the projected payment schedule is unreasonable, a U.S. holder must determine its own projected payment schedule and explicitly disclose the use of such schedule and the reason the holder believes the projected payment schedule is unreasonable on its timely filed U.S. federal income tax return for the taxable year in which it acquires the Securities.

The comparable yield and projected payment schedule are not provided for any purpose other than the determination of a U.S. holder’s interest accruals for U.S. federal income tax purposes and do not constitute a projection or representation by us regarding the actual yield on a Security.  We do not make any representation as to what such actual yield will be.
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Because there are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Securities, other characterizations and treatments are possible. As a result, the timing and character of income in respect of the Securities might differ from the treatment described above.  You should carefully consider the discussion of all potential tax consequences as set forth in “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

PROSPECTIVE PURCHASERS OF SECURITIES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SECURITIES.

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TABLE OF CONTENTS

You should only rely on the information contained in this free writing prospectus, any accompanying underlying supplement, product supplement, prospectus supplement and prospectus.  We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this free writing prospectus, any accompanying underlying supplement, product supplement, prospectus supplement and prospectus.  If anyone provides you with different or inconsistent information, you should not rely on it.  This free writing prospectus, any accompanying underlying supplement, product supplement, prospectus supplement and prospectus are not an offer to sell these securities, and these documents are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.  You should not, under any circumstances, assume that the information in this free writing prospectus, any accompanying underlying supplement, product supplement, prospectus supplement and prospectus is correct on any date after their respective dates.

HSBC USA Inc.

$   Annual Income Opportunity
Securities with Sticky Cap Linked to a
basket of ten common stocks

March 4, 2010

FREE WRITING PROSPECTUS

Free Writing Prospectus
General	FWP-4
Payment at Maturity	FWP-4
Coupons	FWP-4
Calculation Agent	FWP-4
Trustee	FWP-4
Paying Agent	FWP-5
Investor Suitability	FWP-5
Risk Factors	FWP-5
Description of the Reference Stocks	FWP-8
Praxair Inc. (PX)	FWP-8
Ford Motor Company (F)	FWP-9
The Coca-Cola Company (KO)	FWP-10
Chevron Corporation (CVX)	FWP-11
The Chubb Corporation (CB)	FWP-12
Gilead Sciences, Inc. (GILD)	FWP-13
Fedex Corporation (FDX)	FWP-14
Oracle Corporation (ORCL)	FWP-15
AT&T Inc. (T)	FWP-16
Sempra Energy (SRE)	FWP-17
Illustrative Example	FWP-18
Market Disruption Events	FWP-22
Merger Event And Tender Offer	FWP-22
Share Delisting, Nationalization, Insolvency	FWP-23
Adjustments	FWP-24
Events of Default and Acceleration	FWP-24
Supplemental Plan of Distribution (Conflicts of Interest)	FWP-24
Certain U.S. Federal Income Tax Considerations	FWP-24

Prospectus Supplement
Risk Factors	S-3
Pricing Supplement	S-16
Description of Notes	S-16
Sponsors or Issuers and Reference Asset	S-37
Use of Proceeds and Hedging	S-37
Certain ERISA	S-38
Certain U.S. Federal Income Tax Considerations	S-39
Supplemental Plan of Distribution	S-52

Prospectus
About this Prospectus	2
Special Note Regarding Forward-Looking Statements	2
HSBC USA Inc.	3
Use of Proceeds	3
Description of Debt Securities	4
Description of Preferred Stock	16
Description of Warrants	22
Description of Purchase Contracts	26
Description of Units	29
Book-Entry Procedures	32
Limitations on Issuances in Bearer Form	36
Certain U.S. Federal Income Tax Considerations Relating to Debt Securities	37
Plan of Distribution	52
Notice to Canadian Investors	54
Certain ERISA Matters	58
Where You Can Find More Information	59
Legal Opinions	59
Experts	59